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                                                                   EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT
                              BETWEEN DELIA*S CORP.
                                       AND
                                  ANDREA WEISS
                             DATED AS OF MAY 7, 2001

      dELiA*s Corp. (the "Company"), a Delaware corporation, and Andrea Weiss (the "Executive") agree as follows:

      1. EMPLOYMENT AND DUTIES.

      (a) The Company shall employ the Executive, and the Executive shall serve the Company, as the President of the Company for the Employment Period (as defined below) as the Company's board of directors (the "Board") may from time to time direct. The Executive shall report directly to, and be subject to the authority of, Stephen I. Kahn either in his role as chief executive officer of the Company or in his role as chairman of the Board. Except for vacation, personal and sick days in accordance with the Company's policies applicable to comparable senior executives, the Executive shall devote her full business time and attention and use her best efforts to promote the interests of the Company, and shall perform such duties, commensurate with the duties that presidents of similar companies typically perform, as the person to whom she reports directs, and shall perform such duties faithfully and diligently, consistent with sound business practices. The Executive acknowledges that, at least initially during the Employment Period (as defined below), the finance department, the legal department and the investor communications department shall report directly to Mr. Kahn.

      (b) The Company shall cause the Executive to be appointed a director at the first meeting of the board of directors following the Commencement Date (as defined below) and shall cause the Executive to be nominated for re-election at the first meeting of the stockholders of the Company following the Commencement Date and, in the event that her term as director shall expire while she remains in the employ of the Company under this agreement, at any subsequent meeting of the stockholders of the Company at which the Executive's directorship is up for re-election, PROVIDED that the Company shall not have delivered a notice of termination of employment as contemplated in Section 3(a) or (b) and the Executive shall not have delivered a notice of termination as contemplated in
Section 3(c).

      (c) Stephen I. Kahn shall cause all shares of common stock of the Company that he owns directly or over which he holds the power to vote to be voted in favor of the election or re-election of the Executive at all meetings of the stockholders of the Company at which the Executive has been nominated for election or re-election pursuant to Section 1(b) of this Agreement.

      2.    COMPENSATION

            (a) As compensation for all services to be rendered by the Executive during her employment under this agreement, the Executive shall be entitled to a base salary ("Base Salary") at the rate of $400,000 per annum (payable in equal installments at least twice a month), subject to adjustment as provided in Sections 2(b) and (c). At the Executive's request, payment of the Base Salary from the Commencement Date (as defined in Section 3(a) below) through February 2, 2002 shall be deferred until, and paid in full (subject to applicable withholding tax and other ordinary deductions) on, the first scheduled payday following February 2, 2002.

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            (b)   The Base Salary shall be increased to no less than $450,000 on the first anniversary of the Commencement Date and to no less than $475,000 on the second anniversary of the Commencement Date.

            (c) The Executive's Base Salary shall be reviewed at least annually and subject to additional increases by the compensation committee of the Board (the "Committee"), in its sole and absolute discretion.

            (d)   PERFORMANCE BONUS.

                  (i) The Executive shall be eligible for a maximum bonus of 100% of the portion of the Base Salary actually earned in each fiscal year, whether or not paid to the Executive, payable on or before March 31 of the following fiscal year. Payment of all or a portion of the bonus shall be contingent on (i) the Company meeting reasonable financial performance targets for the Company (the "Performance Targets") set by mutual agreement between the Committee and the Executive after negotiation in good faith and consultation with the chief financial officer and the chief executive officer of the Company, and, if the Company has a performance-based bonus plan for other officers of the Company, the Performance Targets shall be based on the same financial projections used to determine performance targets in such plan, and (ii) the Executive meeting reasonable personal goals (the "Personal Goals") set by mutual agreement between the Committee and the Executive after negotiation in good faith. The Committee shall use their best efforts to set the Performance Targets and Personal Goals for the applicable fiscal year by March 31 of such fiscal year. Twenty percent of the Executive's bonus shall be payable based on the attainment of the Personal Goals and the remaining 80% based on the attainment of the Performance Targets.

                  (ii) One hundred percent of the Executive's bonus covering fiscal year 2001 shall be guaranteed (the "2001 Guaranteed Bonus"). The parties agree that the 2001 Guaranteed Bonus shall be $291,208.79.

                  (iii) Twenty percent of the Executive's bonus covering fiscal year 2002 shall be guaranteed (the "2002 Guaranteed Bonus") and the remaining 80% shall be payable only in the event that the Company shall have attained the Performance Targets for fiscal year 2002. The parties agree that the 2002 Guaranteed Bonus shall be $87,013.70.

      3.    TERM.

            (a) The "Employment Period" shall commence on May 14, 2001 (the "Commencement Date") and continue until the third anniversary thereof; provided that the Employment Period shall terminate earlier: (i) upon Executive's resignation, death or permanent disability or incapacity (if in the good faith determination of the Board, such disability or incapacity has prevented the Executive from substantially performing her duties and obligations under this agreement during any period of nine consecutive calendar months and the Company gives notice to the Executive not later than 90 days after the expiration of the nine months, in which case the Executive's employment under this agreement shall terminate when that notice is given) ("Disability"); (ii) in accordance with subparagraph (c) below; (iii) on the fifteenth day following receipt of written notice by the Company to Executive, at any time, for Cause (as defined below); or (iv) on the thirtieth day following receipt of written notice by the Company to Executive, at any time, without Cause.

            (b) For purposes of this agreement, "Cause" shall mean, as reasonably determined in good faith by resolution of the Board, (i) a material breach of this agreement by Executive that results in,

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or is reasonably expected by the Board to result in, material harm to the
Company and that, if capable of being remedied, Executive fails to commence to remedy within 15 days after written notice by the Company or fails to continue to use her best efforts to remedy promptly thereafter, (ii) a material breach of the Executive's representation in Section 8 of the Agreement, (iii) any breach of Executive's duty of loyalty to the Company or any of its affiliates or act of fraud or intentional dishonesty with respect to the Company or any of its Affiliates, which, with respect to any of the foregoing, causes, or may reasonably be expected to cause, material harm to the Company's business, (iv) the indictment of the Executive for commission of a felony or crime involving moral turpitude or other wrongful act or omission causing material harm to the standing and reputation of the Company and its Affiliates, (v) failure by the Executive to report for work for ten (10) consecutive business days other than for vacation, sick leave and personal leave in accordance with the Company's policies applicable to comparable senior executives and for other reasonable personal excuses, which failure Executive fails to cure after written notice,
(vi) willful misconduct or gross negligence in the performance of Executive's duties to the Company that results in, or is reasonably expected by the Board to result in, material harm to the Company, and which, if capable of being remedied, Executive fails to commence to remedy within 15 days after written notice by the Company or fails to continue to use her best efforts to remedy promptly thereafter.

            (c) (i) Executive may, at any time during the Employment Period by written notice to the Company, terminate the Employment Period for "Good Reason" effective upon such notice. "Good Reason" means (A) a material breach by the Company of any provision of this agreement that the Company fails to commence to remedy or cease within 15 days after written notice thereof to the Company or fails to continue to use its best efforts to remedy promptly thereafter, (B) failure by the Company to pay, or cause to be paid, any amounts payable to the Executive hereunder when due, other than failures due to unintentional errors or circumstances beyond the control of the Company that, in either case, are remedied within three business days of notice thereof or (C) a Change in Control shall have occurred.

            (ii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred: (A) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, or as a group or individually Stephen I. Kahn, his spouse and their issue any trusts for the benefit of any of them and parties to the Family Stockholders Agreement, dated November 30, 1996 among dELiA*s Inc., Stephen I. Kahn and the Parties listed on Exhibit A thereto), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership); (B) a breach of the provision in Section 1(a) that the Executive shall report to Stephen I. Kahn either in his role as chief executive officer of the Company or in his role as chairman of the Board; (C) a change in the composition of the Board such that the individuals who, as of the date hereof, comprise the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or actual or threatened tender offer

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for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Board; (D) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (E) upon the stockholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

            (d) The Executive shall begin fulltime work for the Company on May 14, 2001.

      4.    SEPARATION PAYMENTS.

            (a) In the event of termination of the Employment Period upon the death or Disability of the Executive, the Company shall promptly pay to Executive (i) all sums in respect of Base Salary and benefits accrued and unpaid to the date of termination (ii) the 2001 Guaranteed Bonus and the 2002 Guaranteed Bonus, if not previously paid, on the dates those bonuses would have otherwise been payable, and (iii) if the Company meets the Performance Targets for the fiscal year in which such termination takes place, a share of the Performance Target-related bonus that the Executive would otherwise have received, such share to be proportional to the period of the fiscal year covered by the Employment Period. Executive shall not be entitled to receive her Base Salary, any severance pay or any fringe benefits for periods after such termination of the Employment Period upon death or Disability.

            (b) In the event of termination of the Employment Period by the Company for Cause or upon Executive's resignation (other than for Good Reason), the Company shall promptly pay to Executive all sums in respect of Base Salary and benefits accrued and unpaid to the date of termination. Within five business days following a termination of the Employment Period by the Company for Cause or upon Executive's resignation (other than for Good Reason), the Company may, in its sole discretion, notify the Executive in writing of its decision to release the Executive from her obligations under sections 6(a)-(c) of this Agreement. In the event the Company fails to elect to release the Executive as provided in the immediately preceding sentence, the Company shall continue to pay the Executive the Base Salary in effect on the date of termination through the last day of the Non-Competition Period (as defined in Section 6(a) of this Agreement). Except as provided in the immediately preceding sentence, Executive shall not be entitled to receive her Base Salary, any severance pay or any fringe benefits for periods after such termination of the Employment Period or any bonus not previously paid, irrespective of whether such bonus is guaranteed under this Agreement.

            (c) If the Employment Period is terminated by the Company without Cause or by the Executive for Good Reason in accordance with Section 3(c), then
(i) the Company shall pay to Executive within 15 days of such termination an amount equal to the amount the Executive would have earned if she continued to receive the Base Salary in effect at the time of termination until the later of
(A) the first anniversary of the effective date of termination, and (B) the third anniversary of the Commencement

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Date, (ii) the Company shall pay to Executive within ten days thereof all sums accrued and unpaid to the date of termination, (iii) the 2001 Guaranteed Bonus and the 2002 Guaranteed Bonus, if not previously paid, on the dates those bonuses would have otherwise been payable, and (iv) the Company shall pay to Executive, on or before March 31 of the following fiscal year, a share of the Performance Target-related bonus that the Executive would otherwise have received, such share to be in proportion to the period of the fiscal year covered by the Employment Period. In the event that the Executive is terminated on or after the first anniversary of the Commencement Date, all amounts payable under this Section 4(c) shall be paid in a lump sum within 15 days of the effective date of termination. The provisions of this Section 4(c) shall constitute Executive's sole and exclusive remedy in connection with termination of the Employment Period by the Company without Cause or by the Executive for Good Reason.

      5.    EXPENSES; FRINGE BENEFITS. During the Employment Period:

            (a) The Company shall reimburse Executive for all reasonable and customary expenses incurred by her in the course of performing her duties under this agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

            (b) The Executive shall be entitled to four weeks vacation each year in accordance with the Company's vacation policies.

            (c) The Company shall pay for, or reimburse, the Executive's round trip economy-class airfare for commuting between work and her home in Florida for the weekend and for vacation, personal and sick leave.

            (d) The Company shall provide the Executive and members of her immediate family with health insurance, dental insurance, disability insurance, life insurance, pension plans (including 401(k) plans) and any similar benefits under policies no less favorable to the Executive than the ones (i) currently in effect for the Company's senior executive officers (if any) and (ii) offered from time to time to the Company's other senior executive officers. During the term of the Agreement, the Company shall maintain term life insurance coverage on the life of the Executive in the amount of $3,000,000, the proceeds of which shall be payable to the beneficiary or beneficiaries designated by the Executive. The Executive agrees to undergo any reasonable physical examination and other procedures as may be necessary to maintain such policy. If the Company is not able to obtain such policy due to Executive's physical examination results, an AD&D (accidental death and dismemberment) policy of an equivalent amount will be obtained in lieu of the term life insurance coverage. In addition, the Company may obtain key-man term life insurance on the life of the Executive and the Company shall be the beneficiary under such policy.

            (e) The Company shall pay the Executive's COBRA costs for her current health benefits until the earlier of the commencement of the Executive's coverage under the Company's health benefits or the thirtieth day following the date on which the Executive becomes eligible for coverage under the Company's health benefits.

            (f) The Company shall reimburse the Executive for up to $1,000 per month for expenses reasonably incurred in connection with her use of an automobile.

            (g) The Company shall reimburse the Executive for reasonable legal fees incurred in connection with the negotiation of this agreement.

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            (h) The Company shall provide the Executive with use of a cellular telephone, a laptop computer and two fax machine for use in connection with the Executive's home offices in New York and Florida, and shall reimburse the Executive for expenses reasonably incurred in connection with the use of such home offices, including but not limited to the installation a separate phone line for the fax and computer modem if no second line currently exists, expenses related to business telephone calls and office supplies.

      6.    NON-COMPETITION

            (a) So long as the Company shall not have (i) committed a material breach of any provision of this agreement that the Company fails to commence to remedy or cease within 15 days after written notice thereof to the Company or fails to continue to use its best efforts to remedy such breach promptly thereafter or (ii) failed to pay, or cause to be paid, any amounts payable to the Executive hereunder when due, other than failures due to unintentional errors or circumstances beyond the control of the Company that, in either case, are remedied within three business days of notice thereof, Executive agrees that during the Non-Competition Period, she will not directly, either for her own account or for the benefit of any person, firm or corporation, engage in any business focused on the sale of apparel intended for ultimate use primarily by junior high school and high school-age girls (a "Competing Business Activity"). To illustrate this definition, the Executive and the Company agree that current businesses engaged in a Competing Business Activity include, without limitation, Pacific Sunwear, Hot Topic, Limited Too and Alloy. As used herein, the "Non-Competition Period" means the Employment Period and the 90-day period following the termination or expiration of the Employment Period.

            (b) Executive agrees that during the Non-Competition Period, Executive shall not accept any relationship, whether as a consultant, representative, employee, executive, officer, director, manager or otherwise, with any person, firm or corporation which is engaged in a Competing Business Activity.

            (c) During the Non-Competition Period, Executive shall not directly or indirectly own or be a stockholder, partner of, or otherwise participate in any company that is engaged in a Competing Business Activity. Notwithstanding the above, Executive may hold up to a one percent (1%) interest in any publicly held or traded company and shall have an unlimited right to invest in any mutual fund which is publicly traded or managed by a major financial institution.

            (d) Executive agrees that during the Non-Solicitation Period, she shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was, at any time during the four months prior to such hiring, an employee of the Company or any Affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, consultant or other business relation of the Company or Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, consultant or business relation and the Company or any Affiliate (including, without limitation, making any negative statements or communications about the Company or its Affiliates). The foregoing shall not apply to any personal secretary or assistant of the Executive. Nothing herein shall limit the authority of the Executive to manage employees while she is employed by the Company, including her authority to fire or discipline employees. As used herein, "Non-Solicitation Period" shall mean the one-year period from the date of termination or expiration of the Employment Period.

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            (e)   In the event any covenant made in this agreement shall be more restrictive than permitted by applicable law, it shall be limited to the extent necessary to render it enforceable under applicable law.

            (f)   Notwithstanding anything to the contrary contained in this
Section 6, (i) nothing contained in this Section 6 shall be construed so as to prohibit the Executive from being employed by a company or entity that engages in a Competing Business Activity so long as Executive is not responsible for, does not report to or have any involvement, whether direct or indirect, with any division or unit of said company engaged in such Competing Business Activity,
(ii) this Section 6 shall be of no force or effect in the event the Employment Period is terminated by the Company without Cause and (iii) Sections 6(a)-(c) shall be of no force or effect in the event the Employment Period is terminated by the Executive for Good Reason.

      7. CONFIDENTIALITY. Executive acknowledges that the information, trade secrets, confidential knowledge and data obtained by her while employed by the Company concerning the business, new, planned or existing products and services, or affairs of the Company, its customers, any affiliate of the Company or third parties entering into confidentiality agreements with the Company or its affiliates (but only to the extent such information is protected by such confidentiality agreements) ("Confidential Information") are the property of the Company, such affiliate or such third party. Therefore, the Executive agrees that she shall not, at any time during or after her employment under this agreement, disclose to any third party except in the performance of her duties hereunder or as may be required by law, any Confidential Information except for such information which has become publicly available other than by an act or omission of the Executive. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, printouts and software and other documents and data (and all copies thereof) relating to the Confidential Information, work product or the business of the Company or any affiliate which she may then possess or have under her control. In no event shall the Executive's general business knowledge acquired prior to and during the employment with the Company be deemed Confidential Information.

      8. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any non-compete agreement with any other person or entity, and (iii) upon the execution and delivery of this agreement by the Company, this agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that she has been given the opportunity to consult with independent legal counsel regarding her rights and obligations under this agreement and that she fully understands the terms and conditions contained herein.

      9.    INITIAL STOCK OPTION.

            (a) OPTION GRANT. Effective on the date hereof, the Company shall grant the Executive an option (the "Signing Option"), as approved by the Committee on or prior to the date hereof, to purchase 300,000 shares of the Class A Common Stock of the Company at the closing price reported on The Nasdaq Stock Market for such shares on the date hereof (the "Signing Option Exercise Price"). The Signing Option shall be an "incentive stock option," as defined under the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted by law. The Signing Option shall be governed by the Stock Option Agreement referred to below, except as otherwise expressly provided in this agreement.

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            (b)   VESTING. The Signing Option shall vest in four installments of
40%, 30%, 20% and 10% respectively on the first, second, third and fourth anniversary of the Commencement Date.

            (c) AGREEMENT. Immediately following the execution of this Agreement, the Company and the Executive shall enter into a stock option agreement in the form attached hereto as EXHIBIT A reflecting the terms of this
Section 9 (the "Stock Option Agreement") and setting forth the Signing Option Exercise Price. The actual division between incentive stock options and non-incentive stock options shall be determined at the time of the option grant.

      10.   ADDITIONAL STOCK OPTIONS.

            (a) YEAR 2 GRANT. On the first anniversary of the Commencement Date, the Company shall grant the Executive an option (the "Year 2 Option") , as approved by the Committee on or prior to the date hereof, to purchase 100,000 shares of the Class A Common Stock of the Company at the closing price reported on The Nasdaq Stock Market for such shares on the first anniversary of the Commencement Date (the "Exercise Price"). The Year 2 Option shall be an "incentive stock option," as defined under the Code, to the maximum extent permitted by law. The Year 2 Option shall be issued under, and governed by the terms of, a stock option agreement with terms substantially similar to the Stock Option Agreement, except as otherwise expressly provided in this agreement.

            (b) YEAR 2 VESTING. The Year 2 Option shall vest in four equal installments on the second, third, fourth and fifth anniversary of the Commencement Date.

            (c) SUBSEQUENT OPTIONS. The Board or the Committee shall review the Executive's equity incentives on or about the second anniversary of the Commencement Date and may, in their sole discretion, award additional options or restricted stock to the Executive.

      11. RESTRICTED STOCK. Upon the Commencement Date, the Company shall grant the Executive 300,000 shares of the Class A Common Stock of the Company (the "Restricted Stock") subject to a restricted stock agreement in the form of EXHIBIT B hereto. The Restricted Stock shall vest in four installments of 40%, 30%, 20% and 10% respectively on the first, second, third and fourth anniversary of the Commencement Date.

      12. INDEMNIFICATION. The Company shall indemnify the Executive in her capacity as an officer, employee, director, agent or fiduciary of the Company or its subsidiaries to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. The Company agrees to reimburse the Executive for, or pay on her behalf, all reasonable expenses and costs incurred by the Executive (including her reasonable attorneys' fees, retainers and disbursements) incurred in connection with the defense of a claim for which indemnification under this Section 12 is available. The Company shall be entitled to appoint counsel reasonably acceptable to the Executive and to assume the defense in any action for which the Executive may be entitled to indemnification hereunder and to which the Company or an affiliate of the Company is a party; PROVIDED, that the Executive shall be entitled to be indemnified for the reasonable costs of her own counsel if, in the reasonable written opinion of counsel, there exists a conflict of interest between the Executive and the Company in the defense of the action.

      13.   MISCELLANEOUS

            (a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing. No waiver of any term or condition of this agreement shall be deemed to be a waiver of any subsequent breach of that term or condition or any breach of any other term or condition of this agreement.

            (b) Nothing in this agreement shall be construed as to prevent the Company from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this agreement, including recovery of money damages or temporary or permanent injunctive relief. Accordingly, Executive acknowledges that the remedy at law for breach of the provisions of this agreement may be inadequate and agrees that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages.

            (c) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or five days after mailed by registered mail, return receipt requested, to a party at her or its address as follows (or at such other address as a party may designate in any notice under this agreement) or one day after mailed for overnight delivery by a nationally recognized overnight delivery service:

      If to the Executive:
      Andrea Weiss
      Sorrento Oaks Farm
      27400 SR 44E
      Eustis, Florida  32736

      with a copy to:
      Kenneth H. Gardner, Esq.
      Gardner & Weiss LLP
      270 Madison Avenue
      11th Floor
      New York, NY  10016

      If to the Company:
      dELiA*s Corp.
      435 Hudson Street
      New York, NY 10014
      Attention:  Legal Department

            (d) This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause any such successor to assume the Company's obligations under this agreement (but no such assignment shall relieve the Company of its obligations under this agreement).

            (e) This agreement constitutes the entire understanding of the parties with respect to the subject matter of this agreement and cannot be changed or terminated except by a written agreement executed by the parties.

            (f) This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

            (g) This agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the internal laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict laws). Subject to Section 13(h) below, the State and federal courts located in the county of New York in the State of New York shall have exclusive jurisdiction over any dispute arising hereunder.

            (h) At the election of either party, any controversy or claim arising out of or relating to this contract, or the breach thereof, other than a claim for injunctive relief under Sections 6 or 7 of this agreement, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The exclusive venue for any such arbitration shall be the county of New York in the State of New York.

            (i) In the event of a dispute under this agreement, the prevailing party shall be entitled to recover reasonable attorney's fees. If the prevailing party receives only a portion of the original damages sought by such party (the "Claimed Damages"), the prevailing party shall be entitled to recover an amount equal to such party's reasonable attorney's fees multiplied by a fraction, the numerator of which is equal to the Claimed Damages and the denominator of which is equal to the amount of damages actually awarded to the prevailing party.

            (j) For purposes of this agreement, "Affiliate" shall mean any corporation or other entity of which the Company (or any corporation or entity controlling the Company) has at least a 49% equity or voting interest.

                            [SIGNATURE PAGE FOLLOWS]

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first written above.

                                                dELiA*s CORP.


                                                By: /s/ Timothy B. Schmidt
                                                   -----------------------
                                                      Its Authorized Signatory


                                                ANDREA WEISS


                                                /s/ Andrea Weiss
                                                ---------------------------

Agreed with respect to Section 1(c),


STEPHEN I. KAHN


/s/ Stephen I. Kahn
--------------------------

                                             EXHIBIT A TO EMPLOYMENT AGREEMENT

NOTICE OF GRANT OF STOCK OPTIONS
AND OPTION AGREEMENT

                                           DELIA*S CORP.
                                           ID: 13-3963754

                                           435 Hudson St
                                           5th Floor
                                           New York, NY 10014


ANDREA M. WEISS                           OPTION NUMBER: 00001206
Sorrento Oaks Farm
27400 SR 44E
Eustis, Florida  32736
                                           PLAN:         99A

                                           ID:           XXX



Effective 5/7/01, you have been granted a(n) Non-Qualified Stock Option to buy 300,000 shares of dELiA*s Corp. (the Company) stock at $________ per share.

The total option price of the shares granted is $___________.

Shares in each period will become fully vested on the date shown.


            Shares         Vest Type      Full Vest     Expiration

             120,000.00   On Vest Date       5/14/02      5/14/11
              90,000.00   On Vest Date       5/14/03      5/14/11
              60,000.00   On Vest Date       5/14/04      5/14/11
              30,000.00   On Vest Date       5/14/05      5/14/11


By your signature and the Company's signature below, you and the Company agree that these options are governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

___________________________
 dELiA*s Corp.                                  Date

___________________________
 Andrea M. Weiss                                Date

NOTICE OF GRANT OF STOCK OPTIONS
AND OPTION AGREEMENT

                                           DELIA*S CORP.
                                           ID: 13-3963754
                                           435 Hudson St
                                           5th Floor
                                           New York, NY 10014


ANDREA M. WEISS                            OPTION NUMBER: 00001205
124 WEST 60TH STREET                       PLAN:         99A
APARTMENT 10K
NEW YORK, NY 10023                         ID:           XXX

Effective 5/[ ]/02, you have been granted a(n) Incentive Stock Option to buy 100,000 shares of dELiA*s Corp. (the Company) stock at $____________ per share.

The total option price of the shares granted is $____________.

Shares in each period will become fully vested on the date shown.


            Shares         Vest Type      Full Vest     Expiration

              25,000.00   On Vest Date       5/14/03      5/14/11
              25,000.00   On Vest Date       5/14/04      5/14/11
              25,000.00   On Vest Date       5/14/05      5/14/11
              25,000.00   On Vest Date       5/14/06      5/14/11


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

_________________________
 dELiA*s Corp.                                  Date

_________________________
 Andrea M. Weiss                                Date

                                  DELIA*S CORP.
                             STOCK OPTION AGREEMENT

                              TERMS AND CONDITIONS

      1. GRANT OF OPTION. Subject in all respects to the Amended and Restated iTurf 1999 Stock Incentive Plan (the "Plan") and the terms and conditions set forth herein and therein, the Participant is hereby granted an option (the "Option") to purchase from dELiA*s Corp. (the "Company") the number of Option Shares at the Option Price set forth on the attached Notice of Grant. The Option may only be exercised in accordance with the Company's insider trading regulations then in effect.

      2. AUTHORITY FOR GRANT. The Company hereby represents and warrants that all necessary corporate action has been taken to authorize the grant of the Option pursuant to, and to take all other actions contemplated by, this agreement.

      3. TAX MATTERS. The Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended to the extent permissible by law. Notwithstanding the foregoing, the Option will not qualify as an "incentive stock option," among other cases, if
(i) the Participant disposes of the Common Stock acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one year period following the date of exercise, or (ii) the Participant is not employed by the Company or a subsidiary thereof at all times during the period beginning on the date of this Agreement and ending on the day three (3) months before the date of exercise of the Option. To the extent that the Option does not qualify as an "incentive stock option" for any reason, it shall constitute a separate Non-Qualified Stock Option.

      4. VESTING. (a) Except as provided in this Section 4, the Option shall become fully vested and exercisable on the Vesting Date set forth on the attached Notice of Grant, provided the Participant has not incurred a Termination of Employment prior to the Vesting Date. To the extent that the Option has become exercisable, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. Except as otherwise provided herein, in the Notice of Grant or in the Plan, there shall be no proportionate or partial vesting in the period prior to the Vesting Date and all vesting shall occur only on the Vesting Date.

            (b) There shall be no vesting upon a Participant's Termination of Employment by reason of Retirement.

            (c) Section 11.1(c) of the Plan notwithstanding, upon the occurrence of a Change in Control (as defined in the Employment Agreement, dated as of May 7, 2001, between the Company and the Participant (the "Employment Agreement")), the Option shall immediately become fully vested and exercisable with respect to all shares of Common Stock subject thereto.

            (e) Upon the Participant's Termination of Employment by the Company without Cause (as defined in the Employment Agreement) or upon resignation of the Participant for Good Reason (as defined in the Employment Agreement), other than upon a Change in Control, at any time prior to the first anniversary of the date of this agreement, then this Option shall automatically vest and become immediately exerciseable with respect to 120,000 of the shares of Common Stock covered by the Option and the Participants right to purchase the other 180,000 shares of Common Stock covered by the Option shall automatically lapse and shall become immediately void.

            (f) In the event of a "Rule 13e-3 transaction", as defined in Rule 13e-3 of the Exchange Act, involving the Company, the Option shall immediately become fully vested and exercisable with respect to all shares of Common Stock subject thereto.

      5.    EXERCISE FOLLOWING TERMINATION WITHOUT CAUSE OR WITH GOOD Reason.
Section 6.4(d) of the Plan notwithstanding, upon a Termination of Employment without Cause (as defined in the Employment Agreement) or with Good Reason (as defined in the Employment Agreement), Participant shall be permitted to exercise, at any time on or prior to the earlier of the 180th day following the date of termination of the expiration date of the Option set forth on the

Notice of Grant, that portion of the Option that has vested pursuant to Section 4 of this Agreement as of the date of termination.

      6. OPTION TERM. Unless terminated as provided in Section 4 above or otherwise pursuant to the Plan (including, without limitation, Section 6.4 of the Plan), the Option shall expire on the Expiration Date set forth on the attached Notice of Grant.

      7. RIGHTS AS A STOCKHOLDER. The Participant shall not have any rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

      8. PROVISIONS OF PLAN CONTROL. This Agreement is subject to all the terms, conditions and provisions of the applicable Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to such Plan as may be adopted by the Committee and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in such Plan. The Plan is incorporated herein by reference and a copy is available from the Company's Corporate Secretary. Except as provided in Sections 3 and 4 of this Agreement, if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The foregoing notwithstanding, the parties hereto acknowledge that the Option granted pursuant to this Agreement is not issued under the Plan.

      9. REGISTRATION OF SHARES ISSUED PURSUANT TO OPTION. The Company shall use its best efforts to cause a registration statement on Form S-3 or S-8 covering the sale of the shares issued upon exercise of the Option to become effective within 90 days of the date hereof.

                                               EXHIBIT B TO EMPLOYMENT AGREEMENT

                    DELIA*S CORP. RESTRICTED STOCK AGREEMENT

            THIS AGREEMENT is made as of May 1, 2001 (the "Grant Date"), by and between dELiA*s Corp., a Delaware corporation with its principal office at 435 Hudson Street, New York, New York 10014 (the "Company"), and Andrea Weiss (the "Participant"). The Company and the Participant agree as follows:

      1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the iTurf Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan").

      2. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of this agreement and the 1999 Plan, which are incorporated herein by reference, the Company hereby grants (the "Award") to the Participant 300,000 shares of the Common Stock ("Restricted Stock"). The foregoing notwithstanding, the parties hereto acknowledge that the Award made pursuant to this Agreement is not made under the Plan.

      3. RESTRICTIONS ON TRANSFER. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of any Restricted Stock, except as set forth in the 1999 Plan or this agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Restricted Stock in violation of the 1999 Plan or this agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records.

      4.    RESTRICTED STOCK.

            4.1 RETENTION OF CERTIFICATE. Promptly after the date of this agreement, the Company shall either (i) issue a certificate representing the Restricted Stock in the name of the Participant or (ii) cause the restricted stock to be reflected on the books of its transfer agent in book-entry form in the name of the Participant. Any certificate representing unvested Restricted Stock shall be registered in the Participant's name and shall bear any legend required under the 1999 Plan and applicable law. Any such certificate shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. The Participant shall deliver to the Company any documents relating to the Restricted Stock that the Committee requires in order to arrange custody of such Restricted Stock. In no event shall the Participant receive any other awards, securities, moneys or property representing a distribution in respect of any Restricted Stock, or resulting from a reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any rights issued to the Participant in respect of the Restricted Stock (collectively "RS Property") until and unless the Restriction Period expires except as the Company may in its sole and absolute discretion otherwise decide. During the Restriction Period, such RS Property shall be deemed credited to a book-entry account held on behalf of the Participant, but shall be subject to the same restrictions, including those under Section 3 of this agreement and Section 7.3 of the 1999 Plan, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."

            4.2 RIGHTS WITH REGARD TO RESTRICTED STOCK. Until the vesting period with respect to the Restricted Stock has expired, the Restricted Stock shall be subject to the restrictions set forth in Section 7.3 of the 1999 Plan. From and after the date of issuance of the Restricted Stock to the Participant, (i) the Participant will not be entitled to delivery of the certificate representing the Restricted Stock or receive any RS Property until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled, (ii) the Company (or its designated agent) will retain custody of the certificate representing the Restricted Stock and the other RS Property during the Restriction Period, and (iii) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

      5.    VESTING.

            5.1 VESTING DATES. Except as provided otherwise in this Section 5, the Restriction Period with respect to Restricted Stock shall end and the restrictions applicable to Restricted Stock shall lapse on the Vesting Date set forth below, provided the Participant has not incurred a Termination of Employment prior to the Vesting Date:


      VESTING DATE                  SHARES VESTING
      ------------                  --------------
      May 14, 2002                     120,000
      May 14, 2003                      90,000
      May 14, 2004                      60,000
      May 14, 2005                      30,000

            5.2 RETIREMENT. There shall be no vesting upon Participant's Termination of Employment by reason of Retirement.

            5.3 CHANGE IN CONTROL. Section 11.1(c) of the 1999 Plan notwithstanding, upon the occurrence of a Change in Control, the restrictions to which any shares of Restricted Stock of Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

            5.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Upon the Participant's Termination of Employment by the Company without Cause (as defined in the Employment Agreement, dated as of May 7, 2001, between the Company and the Participant (the "Employment Agreement")) or upon resignation of the Participant for Good Reason (as defined in the Employment Agreement), other than upon a Change in Control, at any time prior to the first anniversary of the date of this agreement, then 120,000 shares of Restricted Stock awarded hereunder shall immediately and automatically vest and the remaining 180,000 shares of unvested Restricted Stock shall immediately and automatically be rescinded and cancelled by the Company.

            5.5 GOING PRIVATE TRANSACTION. In the event of a "Rule 13e-3 transaction", as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended, involving the Company, the Option shall immediately become fully vested and exercisable with respect to all shares of Common Stock subject thereto.

            5.6 NEW CERTIFICATES. When any Restricted Stock becomes vested, the Company shall, promptly upon the written request of the Participant, issue and deliver to the Participant a new certificate registered in the name of the Participant for such Common Stock without the legend set forth in Section 4 hereof and deliver to the Participant any other related RS Property.

      6. FORFEITURE. In the event of a Termination of Employment, except as provided in section 5, the Participant shall forfeit to the Company, without compensation, all Restricted Stock still subject to restriction.

      7.    TAX WITHHOLDING.

            7.1 PAYMENT OF WITHHOLDING TAX. Participant authorizes the Company or a subsidiary of the Company to (a) withhold and deduct from future wages of Participant (or from other amounts that may be due and owing to Participant from the Company or a subsidiary of the Company), deduct from any Restricted Stock vesting a number of shares sufficient to pay, or make other arrangements for the collection of, all amounts deemed by the Company to be necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements ("Withholding Tax") attributable to the Award, or (b) require Participant to remit the amount of such Withholding Tax to the Company within one business day following the ending of the Restriction Period with respect to shares of Restricted Stock, before taking any action with respect to the transfer of any Restricted Stock to the Participant.

            7.2 PARTICIPANT ELECTION. Provided the Participant shall have given written notice of her election on or within 30 days prior to the Vesting Date, Participant may elect to pay the Company for any Withholding Tax by (i) authorizing the Company to deduct from any vesting Restricted Stock a number of shares sufficient, as determined in good faith by the Company, to pay the Withholding Tax, or (ii) remitting to the Company funds (in the form of cash, wire transfer of immediately available funds, money order or personal check) sufficient, as determined in good faith by the Company, to pay the Withholding Tax. In the event that the

Participant elects to pay the Withholding Tax in cash or by wire transfer, money order or personal check, the Company shall be entitled to retain from any vesting Restricted Stock a number of shares sufficient, as determined in good faith by the Company, to pay the Withholding Tax until such funds are actually received by the Company, and, if it has not received payment for the Withholding Tax within three business days of the applicable Vesting Date, may, in its sole discretion, retire or sell such shares pursuant to Section 7.3 below.

            7.3 SHARES RETAINED BY THE COMPANY. In the event that the Company retains unrestricted common stock from the Participant in payment of withholding and employment-related tax requirements, the Company may, at its option, retire any shares of unrestricted Common Stock or sell any shares of unrestricted Common Stock in a public or private sale and apply the net proceeds of such sale to the payment of withholding tax. If the net proceeds of such sale exceed the amount of the withholding tax payable by the Participant in respect of the shares of Common Stock vesting at such time, the Company shall remit such excess proceeds to the Participant by check within 5 business days of such sale.

      8. SPECIAL INCENTIVE COMPENSATION. The Participant acknowledges that the Award hereunder, any distributions paid with respect to the Restricted Stock and any other RS Property will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

      9. DELIVERY DELAY. The delivery of any certificate representing any share of Common Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state law and the Company is not obligated to issue or deliver any share of Common Stock if, in the opinion of counsel for the Company, the issuance of such share of Common Stock shall constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority.

      10. REPRESENTATIONS. The Award and this agreement are being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

            (a) she understands that no public trading market exists for any Restricted Stock;

            (b) she is accepting the Restricted Stock for his own account and not with a view to resale or distribution;

            (c) she understands that no Restricted Stock may be transferred prior to the date on which any applicable restriction lapses;

            (d) except as otherwise provided herein or in the 1999 Plan, she may not offer, market, issue, grant, sell, assign, transfer, bequeath or otherwise encumber or dispose of all or a portion of his Restricted Stock without the consent of the Committee, which consent may be given or withheld in the Committee's sole discretion; and

            (e) she has consulted her own legal or tax advisors regarding the taxation of restricted stock grants and is not relying on any representations of the Company regarding the tax effect of the Award or the vesting of the Restricted Stock on the Participant.

      11. NOT AN EMPLOYMENT AGREEMENT. The Award hereunder does not constitute an agreement by the Company to continue to employ the Participant during the entire, or any portion of the, term of this agreement, including but not limited to any period during which any Restricted Stock is outstanding.

      12. POWER OF ATTORNEY. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of any Restricted Stock, related RS Property and other property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

      13. REGISTRATION OF SHARES. The Company shall use its best efforts to cause a registration statement on Form S-3 or S-8 covering the sale of the Restricted Stock to become effective within 90 days of the date hereof.

      14. MISCELLANEOUS. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. No modification or waiver of any of the provisions of this agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party hereto at any time to require performance by another party of any provision of this agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this agreement. This agreement is subject to all the terms, conditions and provisions of the 1999 Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the 1999 Plan as may be adopted by the Committee and as may be in effect from time to time. The 1999 Plan is incorporated herein by reference and a copy is available from the Company's Corporate Secretary. If and to the extent that this agreement conflicts or is inconsistent with the terms, conditions and provisions of the 1999 Plan, the 1999 Plan shall control, and this agreement shall be deemed to be modified accordingly. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. This agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict laws). Subject to the following two sentences, the State and federal courts located in the State of New York and the State courts located in the State of Delaware shall have exclusive jurisdiction over any dispute arising hereunder. At the election of either party, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The exclusive venue for any such arbitration shall be the county of New York in the state of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.

                              dELiA*s CORP.

                              By_________________________________
                                    Its Authorized Signatory




                              ANDREA WEISS


                              ___________________________________